Exhibit 10.1

EMPLOYEE AND DIRECTOR

RESTRICTED SHARE PLAN

OF

INLAND REAL ESTATE INCOME TRUST, INC.

SECTION 1.                      PURPOSES OF THE PLAN AND DEFINITIONS

1.1             Purposes. The purposes of the Employee and Director Restricted Share Plan (this “Plan”) of Inland Real Estate Income Trust, Inc. (the “Company”) are to:

(1)             provide incentives to selected Eligible Persons (as defined below) chosen to receive share-based awards because of their ability to improve operations and increase profits of the Company;

(2)             encourage individuals to accept positions with or continue to provide services to the Company, the Business Manager and Affiliates of the Company, as applicable; and

(3)             increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Shares (as defined below).

To accomplish these purposes, this Plan provides a means whereby Eligible Persons may receive Awards.

1.2             Definitions. For purposes of this Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any other Person:  (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Award” means any award of Restricted Shares or Restricted Share Units under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Business Management Agreement” shall mean that agreement dated October 18, 2012, by and between the Company and the Business Manager.

“Business Manager” means any entity appointed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company.

“Bylaws” means the bylaws of the Company, as amended or restated from time to time.

“Charter” means the charter of the Company, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Inland Real Estate Income Trust, Inc.

“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Charter and the Maryland General Corporation Law.

“Director Shares” has the meaning set forth in Section 6.

“Effective Date” has the meaning set forth in Section 15.

“Eligible Person” has the meaning set forth in Section 2.

“Equity Stock” means all classes or series of stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.

“Fair Market Value” means with respect to Shares:

(i)               If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.

(ii)             If the Shares are not listed, their Fair Market Value shall be: (A) the offering price, net of sales commissions and the dealer manager fee, if the Shares are granted before the Company begins calculating the estimated value per share, and (B) the estimated per share value of the Shares as determined in good faith by the Board once the Company begins to estimate value per share.

“Grant Date” has the meaning set forth in Section 5.1(c).

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares.

“Listing” means, in the aggregate, the filing of a Form 8-A (or any successor form) with the Securities and Exchange Commission to register any or all Shares, or the shares of common stock of any of the Company’s subsidiaries, on a national securities exchange or a national market system, the approval of the original listing application related thereto by the applicable exchange and the commencement of trading in the Shares, or the shares of common stock of any of the Company’s subsidiaries, on the exchange.  Upon a Listing, the Shares, or the shares of common stock of the Company’s subsidiaries, shall be deemed “Listed.”  A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of the Shares is securities of another issuer that are listed on a national securities exchange or a national market system; provided, however, that if the merger is effectuated through a wholly-owned subsidiary of the Company, a Listing will not occur until the consideration received by the Company shall be distributed to the holders of the Shares.

“Non-Employee Director” means a person who is a Director, but who is not also an employee or officer of the Company or the Business Manager.

“Participant” means an Eligible Person who is granted an Award.

“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or other legal or commercial entity.

“Plan” means this Employee and Director Restricted Share Plan.

“REIT” means a real estate investment trust as defined in Section 856 of the Code.

“Restricted Period” has the meaning set forth in Section 5.1(e).

“Restricted Shares” means an Award granted under Section 5.2.

“Restricted Share Unit” means an Award granted under Section 5.3.

“Retainer” has the meaning set forth in Section 6.3.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means the shares of common stock, $.001 par value per share, of the Company, and “Share” means one of those Shares.

“Stockholders” means the holders of shares of the Company’s common stock, $.001 par value per share, or any other Equity Stock having the right to elect Directors.

“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee, officer or Director of the Company, an employee or officer of the Business Manager or employee, officer or director of any Affiliate of the Company. However, the term “Termination” shall not include a transfer of a Participant from the Company to the Business Manager or any Affiliate of the Company or the Business Manager or vice versa, or from any such Affiliate to another, in each case to another position that would be deemed an Eligible Person under this Plan, or a leave of absence duly authorized by the Company unless the Board has provided otherwise.

SECTION 2.                      ELIGIBLE PERSONS

Every Eligible Person shall be eligible to receive Awards hereunder as determined by the Board in accordance with the terms and conditions of this Plan. “Eligible Person” means any individual who, at or as of the Grant Date, is:

(a)              an employee or officer of the Company or any Affiliate of the Company;

(b)             a Director;

(c)              a director of any Affiliate of the Company; or

(d)             an employee, officer or director of the Business Manager.

SECTION 3.                      SHARES SUBJECT TO THIS PLAN

The total number of Shares that may be issued pursuant to Awards shall not exceed 5.0% of the outstanding Shares on a fully diluted basis at any time. The number of Shares authorized and reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 5.1. If any Shares awarded under this Plan are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of granting Awards under this Plan.

SECTION 4.                      ADMINISTRATION

4.1             Administration. This Plan shall be administered by the Board. Any determinations made and actions taken by the Board with respect to this Plan other than with respect to the granting and setting the terms and conditions of any Awards under this Plan, shall be made by a majority of its members. Other than for Awards granted to Non-Employee Directors under Section 6, any determinations made and actions taken by the Board with respect to the granting and setting the terms and conditions of any Awards under this Plan shall require the approval of at least seventy-five percent (75%) of its members.

4.2             Board’s Powers. Subject to the express provisions of this Plan, the Board shall have the authority, in its sole discretion:

(a)              to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)             to determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)              to determine the number of Shares that shall be the subject of each Award;

(d)             to determine the terms and provisions of each Award (which need not be identical) and, subject to Section 9, any amendments thereto, including provisions defining or otherwise relating to:

(i)               the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)             the effect of Termination on an Award;

(iii)           the effect of approved leaves of absence; and

(iv)            how to construe the respective Award Agreements and this Plan.

(e)              to determine the Fair Market Value of Shares;

(f)              to waive any provision, condition or limitation set forth in an Award Agreement;

(g)              to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(h)             to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Board deems appropriate.

The Board, in its sole discretion, may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan. The determinations of the Board on the matters referred to in this Section 4.2 shall be final and conclusive.

4.3             Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

SECTION 5.                      CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1             All Awards. All Awards shall be subject to the following terms and conditions:

(a)              Changes in Capital Structure. If the number of outstanding Shares is increased by means of a stock dividend payable in Shares, a stock split or other subdivision or a reclassification of Shares, then, from and after the record date for such dividend, split, subdivision or reclassification, the number and class of Shares subject to this Plan shall be increased or adjusted, as applicable, in proportion to such increase in outstanding Shares. If the number of outstanding Shares is decreased by means of a reverse stock split or other combination or a reclassification of Shares, then, from and after the record date for such reverse split, combination or reclassification, the number and class of Shares subject to this Plan shall be decreased or adjusted, as applicable, in proportion to such decrease in outstanding Shares.

(b)             Certain Corporate Transactions. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of Shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of Shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

(c)              Grant Date. Each Award Agreement shall specify the date of issuance of the Award (the “Grant Date”).

(d)             Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Board in the applicable Award Agreement.

(e)              Nonassignability of Rights. Awards shall not be transferable during the period or periods set by the Board (the “Restricted Period”) commencing on the Grant Date of such Award, as set forth in the applicable Award Agreement.

(f)              Termination from the Company, the Business Manager or any Affiliate of the Company or Termination of the Business Management Agreement. The Board shall establish, in respect of each Award when granted, the effect of a Termination or, if applicable, the termination of the Business Management Agreement, on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of Termination (such as retirement, death, disability or other factors) or which party effected the Termination.

(g)              Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Laws, and in no event shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(h)             Other Provisions. Each Award Agreement may contain such other terms, provisions, legends and conditions not inconsistent with this Plan, as may be determined by the Board.

5.2             Restricted Shares. Restricted Shares shall be subject to the following terms and conditions:

(a)              Grant. The Board may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the Grant Date and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Board may require to enforce the restrictions applicable thereto.

(b)             Restrictions. Except as specifically provided elsewhere in this Plan or the applicable Award Agreement, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Board may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Board may determine.

(c)              Rights as a Stockholder. Except as provided in this Section 5 and as otherwise determined by the Board, the Participant shall have, with respect to Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such Shares and, subject to and conditioned upon the full vesting of shares of the Restricted Shares, the right to tender such Shares. The Board may, in its sole discretion, determine at the time of grant that the payment of dividends or distributions shall be deferred until, and conditioned upon, the expiration of the applicable Restricted Period.

(d)             Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination or, if applicable, the termination of the Business Management Agreement, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

5.3             Restricted Share Units. Restricted Share Units shall be subject to the following terms and conditions:

(a)              Grant. The Board may grant one or more Awards of Restricted Share Units to any Participant. Each Award of Restricted Share Units represents a bookkeeping entry representing a right granted to a Participant under this Section 5.3 to receive one Share, a cash payment equal to the Fair Market Value of one Share, or a combination thereof, as determined in the sole discretion of the Board. The applicable Award Agreement shall specify the number of Awards to be granted to the Participant, the Grant Date and the restrictions imposed on the Restricted Share Units including the conditions of release, vesting and/or the lapse of such restrictions, and terms relating to settlement of Awards.

(b)             Restrictions. Except as specifically provided elsewhere in this Plan or the applicable Award Agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares (or cash, as applicable) have vested. Furthermore, a Participant’s right, if any, to receive cash or Shares upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. The Board may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Board may determine.

(c)              Rights as a Stockholder. Holders of Restricted Share Units shall have none of the rights of a Stockholder with respect to such Restricted Share Units, or any Shares underlying any Award of Restricted Share Units. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such Shares, or to vote such Shares as the record owner thereof; provided, however, that unless otherwise determined by the Board, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on Shares, on all Restricted Share Units granted to them, (ii) these dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Share dividend payments based on the then Fair Market Value of the Shares thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest.

(d)             Forfeiture of Restricted Share Units. Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination or, if applicable, the termination of the Business Management Agreement, the Participant shall automatically forfeit all Restricted Share Units still subject to restriction.

(e)              Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in Shares, unless otherwise determined by the Board. The payment of Restricted Share Units shall be made as soon as practicable after vesting (but in any event within two-and-one-half (2.5) months following the calendar year in which vesting occurs), except as otherwise provided in the applicable Award Agreement and unless payment is deferred pursuant to a timely election permitted by the Board in compliance with Code Section 409A.

SECTION 6.                      DIRECTOR SHARES

6.1             Automatic Grant. Without further action of the Board and except as otherwise determined by election of the Board and/or a Non-Employee Director in accordance with a non-qualified deferred compensation program that complies with Code Section 409A, each Non-Employee Director shall receive an Award of Restricted Shares effective on the date of each annual Stockholders’ meeting, or in July of each year if no such meeting is held, in respect of a number of Shares having a Fair Market Value as of the Grant Date equal to Ten Thousand Dollars ($10,000); provided, however, that if the Board and/or a Non-Employee Director makes a timely deferral election under a non-qualified deferred compensation program that complies with Code Section 409A, then in lieu of Restricted Shares, the automatic grant may be in the form of Restricted Share Units. Notwithstanding Section 5.1(c), each such date of receipt of Restricted Shares or Restricted Share Units will be the Grant Date of such Award.

6.2             Vesting. Notwithstanding the provisions of Section 5.1(d), automatic grants of Restricted Shares (or Restricted Share Units, in accordance with a permitted deferral of the automatic grant) to Non-Employee Directors pursuant to Section 6.1 shall vest over a three-year period following the Grant Date in increments of 33-1/3% per annum. Notwithstanding the foregoing, 100% of any then unvested Restricted Shares (or Restricted Share Units, if applicable) issued to Non-Employee Directors pursuant to Section 6.1 shall become fully vested upon the Company’s consummation of a Liquidity Event.

6.3             Election. The Company shall pay to each individual who is a Non-Employee Director an annual fee in the amount set from time to time by the Board (the “Retainer”). Each Non-Employee Director shall be entitled to receive his or her Retainer exclusively in cash, exclusively in unrestricted Shares (“Director Shares”) or any portion in cash and Director Shares, or on such other terms and conditions as may be authorized by the Company and permitted, without penalty, under Code Section 409A. Each Non-Employee Director shall be given the opportunity, during the month in which the Non-Employee Director first becomes a Non-Employee Director, and during each December thereafter, to elect among these choices for the balance of the calendar year (in the case of the election made during the month the Non-Employee Director first becomes a Non-Employee Director) and for the ensuing calendar year (in the case of a subsequent election made during any December). If the Non-Employee Director chooses to receive at least some of his or her Retainer in Director Shares, the election shall also indicate the percentage of the Retainer to be paid in Director Shares. If a Non-Employee Director makes no election during his or her first opportunity to make an election, the Non-Employee Director shall be assumed to have elected to receive his or her entire Retainer in cash.

6.4             Issuance. The Company shall make the first issuance of Director Shares to electing Directors on the first business day following the last day of the full calendar quarter following such election. Subsequent issuances of Director Shares shall be made on the first business day of each subsequent calendar quarter and shall be made to all persons who are Non-Employee Directors on that day, except for any Non-Employee Director whose Retainer is to be paid entirely in cash. The number of Shares issuable to those Non-Employee Directors on the relevant date indicated above shall equal:

(% x R/4)/P, where:

% = the percentage of the Non-Employee Director’s Retainer that the Non-Employee Director elected or is deemed to have elected to receive in the form of Director Shares, expressed as a decimal;

R = the Non-Employee Director’s Retainer for the year during which the issuance occurs; and

P = the Fair Market Value.

SECTION 7.                      SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

SECTION 8.                      EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Business Manager or any Affiliate of the Company to terminate any Participant’s employment or status as an officer, director or employee at any time, as applicable, or confer upon any Participant any right to continue in the service of, the Company, the Business Manager or any Affiliate of the Company. Nothing in this Plan shall interfere with the Company’s ability to terminate the Business Management Agreement in accordance with its terms.

SECTION 9.                      AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would substantially impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. The provisions of this Plan relating to Awards for Non-Employee Directors may not be amended more than once each six months. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5.1(a) and 5.1(b) or as otherwise specifically provided herein, no such amendment or other action by the Board shall substantially impair the rights of any Participant without the Participant’s consent. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.

SECTION 10.                   LIABILITY AND INDEMNIFICATION OF THE BOARD

No person constituting, or member of the group constituting, the Board shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board against, and each person or member of the group constituting the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Charter and Bylaws of the Company.

SECTION 11.                   SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION 12.                   SECTION 409A OF THE CODE

Awards granted under the Plan are intended to be exempt from Section 409A of the Code. To the extent that the Plan or an Award is not exempt from the requirements of Section 409A of the Code, the Plan and such Award is intended to comply with the requirements of Section 409A of the Code and, in each case, the Plan and Awards shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

SECTION 13.                   WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. In addition, on the occurrence of any event with respect to an Award that requires the Company to withhold taxes, the Participant shall make arrangements satisfactory to the Company whereby such taxes may be paid. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

SECTION 14.                   GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION 15.                   EFFECTIVE DATE AND PROCEDURAL HISTORY

This Plan was adopted by the Board on March 21, 2016 (the “Effective Date”), and was subsequently approved by the holders of the Company’s voting shares of common stock on June 16, 2016.